Exhibit 32
Section 1350 Certification
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), John D. Kavazanjian and Robert W. Fishback, the President and Chief Executive Officer and Vice President — Finance and Chief Financial Officer, respectively, of Ultralife Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended June 28, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ultralife Corporation.
A signed original of this written statement required by Section 906 has been provided to Ultralife Corporation and will be retained by Ultralife Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 6, 2008	/s/ John D. Kavazanjian John D. Kavazanjian
President and Chief Executive Officer

Date: August 6, 2008	/s/ Robert W. Fishback Robert W. Fishback
Vice President – Finance and
Chief Financial Officer

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